UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMPRIUS TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1180 Page Avenue
Fremont, California 94538
(800) 425-8803
April 27, 2023
Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Amprius Technologies, Inc., to be held on June 8, 2023 at 10:00 am, local time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AMPX2023, where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Amprius Technologies.
Sincerely,
Kang Sun
President, Chief Executive Officer and Director
-i-

AMPRIUS TECHNOLOGIES, INC.
1180 Page Avenue
Fremont, California 94538
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 am, local time, on June 8, 2023

Place
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AMPX2023, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
•To elect two Class I directors to hold office until our 2026 annual meeting of stockholders and until his or her successor is elected and qualified.
•To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	April 11, 2023 Only stockholders of record as of April 11, 2023 are entitled to notice of and to vote at the annual meeting.

Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 27, 2023 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 27, 2023 by visiting ir.amprius.com/sec-filings.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

Sandra Wallach Chief Financial Officer and Secretary Fremont, California April 27, 2023
-ii-

-iii-

AMPRIUS TECHNOLOGIES, INC.
PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 am, local time, on June 8, 2023
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
What is Amprius Technologies, Inc.’s relationship to Kensington Capital Acquisition Corp. IV?
The original Amprius Technologies, Inc., now named Amprius Technologies Operating, Inc. (“Legacy Amprius”) has developed and, since 2018, been in commercial production of ultra-high energy density lithium-ion batteries for mobility applications leveraging disruptive silicon anodes. On September 14, 2022 (the “Closing Date”), Legacy Amprius consummated a business combination (the “Business Combination”) with Kensington Capital Acquisition Corp. IV, a special purpose acquisition company (“Kensington”), whereby Legacy Amprius became a wholly owned subsidiary of Kensington, and Kensington changed its name to Amprius Technologies, Inc., a Delaware corporation (the “Company”, “Amprius” or “Amprius Technologies”).
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2023 annual meeting of stockholders of Amprius Technologies, and any postponements, adjournments or continuations thereof. The annual meeting will be held on June 8, 2023 at 10:00 am, local time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AMPX2023, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 27, 2023 to all stockholders of record as of April 11, 2023. The proxy materials and our annual report can be accessed as of April 27, 2023 by visiting ir.amprius.com/sec-filings. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of two Class I directors to hold office until our 2026 annual meeting of stockholders and until his or her successor is elected and qualified; and
•the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of each Class I director nominee named in this proxy statement; and

•“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
Who is entitled to vote at the annual meeting?
Holders of our common stock as of the close of business on April 11, 2023, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 84,971,565 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., local time, at our principal executive offices located at 1180 Page Avenue, Fremont, California 94538 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at www.virtualshareholdermeeting.com/AMPX2023, for those stockholders attending the annual meeting.
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of the each of the director nominees named herein or (2) WITHHOLD authority to vote for each such director nominee. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 7, 2023 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at the phone number listed on your proxy card, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 7, 2023 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AMPX2023, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each Class I director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at Amprius Technologies, Inc., 1180 Page Avenue, Fremont, California 94538, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/AMPX2023. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 10:00 am, local time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:00 am, local time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Each of Dr. Kang Sun, our Chief Executive Officer, and Sandra Wallach, our Chief Financial Officer, has been designated as proxy holder for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holder will use own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. or its designee will tabulate the votes. Sandra Wallach, our Chief Financial Officer will act as inspector of election.
How can I contact Amprius’ transfer agent?
You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (800) 509-5586, or by writing Continental Stock Transfer & Trust Company, at 1 State Street, 30th Floor, New York, NY 10004. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.continentalstock.com.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Amprius Technologies, Inc.
Attention: Investor Relations
1180 Page Avenue
Fremont, California 94538
Tel: (800) 425-8803
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of six directors, five of whom are independent under the listing standards of the New York Stock Exchange, or the NYSE. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of April 25, 2023, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominee for Director
Dr. Wen Hsieh(1)(2)	I	50	Director	2022	2023	2026
Kathleen Ann Bayless(1)	I	66	Director	2023	2023	2026

Continuing Directors
Dr. Steven Chu(3)	II	75	Director	2022	2024	—
Justin Mirro(3)	II	54	Director	2022	2024	—
Donald R. Dixon(1)(2)	III	75	Chairman	2022	2025	—
Dr. Kang Sun	III	68	President, Chief Executive Officer and Director	2022	2025	—
___________________________
(1)Member of audit committee
(2)Member of compensation committee
(3)Member of nominating and corporate governance committee
Nominees for Director
Dr. Wen Hsieh has served as a Class I director since September 2022 and as a director on the Legacy Amprius board of directors since December 2016. Dr. Hsieh has been a General Partner at Kleiner Perkins Caufield & Byers, a venture capital firm, where he focuses on hardware-related investments, since February 2006. Prior to joining Kleiner Perkins, Dr. Hsieh was an Associate Principal at McKinsey & Company San Francisco and a leader of McKinsey’s Asia semiconductor practice. During his time at McKinsey, Dr. Hsieh focused primarily on serving leading companies across the global semiconductor value chain. Earlier in his career, Dr. Hsieh founded OnChip Technologies, a startup developing MEMS microfluidic biochips. Dr. Hsieh currently serves on the board of directors of public companies Desktop Metal, Inc. and AEye, Inc., and as a director of several privately held companies. Dr. Hsieh holds a B.S., M.S. and Ph.D. in Electrical Engineering with a Biology Minor from California Institute of Technology.
We believe Dr. Hsieh is qualified to serve on our board of directors because of his extensive investment experience in the technology industry, extensive expertise and skills in strategy, finance and management and strong scientific knowledge.
Kathleen Ann Bayless has served as a Class I director since April 2023. Ms. Bayless, currently retired, was Senior Vice President, Chief Financial Officer and Treasurer of Synaptics Incorporated, a leader in human interface technology, from 2009 until her retirement in 2015. Before Synaptics, Ms. Bayless served as Executive Vice President, Chief Financial Officer and Secretary at Komag Incorporated, a leading supplier of thin-film disks to the hard disk drive industry, and held other financial leadership positions during her tenure with Komag from 1994 to 2008. Ms. Bayless was previously with the public accounting firm of Ernst & Young. Ms. Bayless currently serves on the board of directors of Veeco Instruments, a manufacturer of semiconductor process equipment. Ms. Bayless also currently serves on the board of directors of Ballard Power Systems, a developer and manufacturer of proton exchange membrane fuel cell products. Previously, she also served on the board of directors of Energous Corporation, which specializes in the advancement of wireless charging technology. Ms. Bayless holds a B.S. in Accounting and Finance from the California State University, Fresno.
We believe Ms. Bayless is qualified to serve on our board of directors because of her extensive management experience and because she is well versed on the various challenges and opportunities in our marketplace, offering a unique and valued perspective to our board of directors.

Continuing Directors
Dr. Steven Chu has served as a Class II director since September 2022 and as a director on the Legacy Amprius board of directors since December 2016. Dr. Chu has also served as a director of Amprius, Inc., our former parent company and current majority stockholder (“Amprius Holdings”), since January 2014. Dr. Chu has served as the William R. Kenan, Jr., Professor of Physics and Professor of Molecular & Cellular Physiology in the Medical School at Stanford University since May 2013. Dr. Chu is a co-recipient of the 1997 Nobel Prize in Physics for his contributions to laser cooling and atom trapping and has received numerous other awards. Dr. Chu was the 12th U.S. Secretary of Energy from January 2009 to April 2013. Prior to his cabinet post, he was director of the Lawrence Berkeley National Laboratory, where he was active in pursuit of alternative and renewable energy technologies, and Professor of Physics and Applied Physics at Stanford University, where he helped launch Bio-X, a multi-disciplinary institute combining the physical and biological sciences with medicine and engineering. Prior to that, he was head of the Quantum Electronics Research Department at AT&T Bell Laboratories. He is a member of the National Academy of Sciences, the American Philosophical Society, the American Academy of Arts and Sciences, the Academia Sinica, a foreign member of the Royal Society, the Royal Academy of Engineering, the Chinese Academy of Sciences, the Korean Academy of Sciences and Technology and the National Academy of Sciences, Belarus, and the Chair of the American Association for the Advancement of Science. Dr. Chu currently serves on the board of directors of Oatly Group AB, a publicly held oat milk company and has previously served on the board of directors of Zymergen Inc., a publicly held biotechnology company. Dr. Chu holds an A.B. degree in Mathematics and a B.S. degree in Physics from the University of Rochester, and a Ph.D. in Physics from the University of California at Berkeley, and has 33 honorary degrees.
We believe Dr. Chu is qualified to serve on our board of directors because of his extensive background in science, academia and government.
Justin Mirro has served as a Class II director since September 2022. Mr. Mirro has over 30 years of operating, M&A and financing experience in the automotive and automotive-related sector. He began his career at General Motors Company as a Tool and Die Manufacturing Engineer, with successive positions at Car and Driver Magazine, Toyota Motor Corporation and Itochu International Inc. prior to transitioning to automotive investment banking at Schroder & Co. Inc./Salomon Smith Barney, Inc./ABN Amro Inc. in 1996. In 1999, Mr. Mirro formed Kensington Capital Partners, LLC, where he has served as President since 2015, to invest in automotive and automotive-related sector businesses. In 2005, Mr. Mirro transitioned to Jefferies & Company, Inc. as Head of Automotive Investment Banking, and later served as the Head of Automotive Investment Banking at Moelis & Company, LLC and RBC Capital Markets, LLC from 2008 to 2011 and 2011 to 2014, respectively. From 2016 to 2019, Mr. Mirro served as Chairman of the board of directors and audit committee of Pure Power Technologies, Inc., one of the largest aftermarket suppliers of diesel fuel injectors, which was later sold to Stanadyne LLC. Mr. Mirro served as the Chairman and Chief Executive Officer of Kensington Capital Acquisition Corp. from April 2020 until it consummated its initial business combination with QuantumScape Corp. in November 2020. Mr. Mirro served as the Chairman and Chief Executive Officer of Kensington Capital Acquisition Corp. II from January 2021 until it consummated its business combination with Wallbox N.V., in October 2021. He has served as the Chairman and Chief Executive Officer of Kensington Capital Acquisition Corp. V since August 2021. Mr. Mirro has served on the board of QuantumScape from 2020 through April 2022, Cooper-Standard Holdings Inc. from 2015 through May 2022, and Transtar Industries, Inc., from 2017 through January 2021.
We believe Mr. Mirro is qualified to serve on our board of directors due to his extensive experience in strategy, finance and management.
Donald R. Dixon has served as a Class III director since September 2022 and as the Chair of the Legacy Amprius board of directors since December 2016. Mr. Dixon has also served as a director of Amprius Holdings since June 2009. In 1993, he co-founded, and has since served as a Managing Director of, Trident Capital, a venture capital fund, and in 2015, he co-founded, and has since served as a Managing Director of, ForgePoint Capital, an investment firm focused on cybersecurity. Prior to Trident Capital, Mr. Dixon was the Co-President at Partech International, a private equity fund associated with Banque Paribas, a Managing Director at Alex. Brown & Sons, and a Vice President at Morgan Stanley. Mr. Dixon currently serves as a director of IronNet, Inc., a publicly held cybersecurity company, and as a director of several privately held companies. Mr. Dixon has previously served on the boards of directors of the publicly held companies Qualys, Inc. and Top Image Systems Ltd. Mr. Dixon is a member of the Leadership Council of the Princeton University School of Engineering and Applied Sciences and serves on the Advisory Board of the Harvard Kennedy School Center for Public Leadership. Mr. Dixon holds a B.S.E. degree in Aerospace Engineering from Princeton University and an M.B.A. from the Stanford Graduate School of Business.
We believe Mr. Dixon is qualified to serve on our board of directors because of his extensive investment experience in the technology industry and extensive expertise and skills in strategy, finance and management.

Dr. Kang Sun has served as our Chief Executive Officer and as a Class III director since September 2022, as Legacy Amprius’ President and Chief Executive Officer since February 2017 and as a director on the Legacy Amprius board of directors since December 2016. Dr. Sun has also served as President, Chief Executive Officer and a director of Amprius Holdings since March 2010. He also has served as a director of Berzelius (Nanjing) Co. Ltd. (formerly known as Amprius (Nanjing) Co., Ltd., “Berzelius”) since 2017 and Apex (Wuxi) Co., Ltd. (formerly known as Amprius (Wuxi) Co., Ltd., “Apex”) since November 2014, both entities of which were spun off from Amprius Holdings in 2022. Prior to joining Amprius Holdings, Dr. Sun led two business ventures in the renewable energy space, serving as President and Chief Operating Officer of JA Solar Co. Ltd., a manufacturer of high-performance photovoltaic products, and as chairman and Chief Executive Officer of RayTracker Inc., an advanced solar tracking system company that was acquired by First Solar Inc. Prior to that, he has held senior executive positions in several large business enterprises and technology start-ups, including Vice President and General Manager at Honeywell International Inc. and Vice President of Technology at Canon Production Printing (formerly Oce, N.V.). Dr. Sun holds a Ph.D. in Chemistry from Brown University, an M.S. degree in Chemistry from the University of Georgia and a B.S. degree in Chemistry from Nanjing University, China.
We believe Dr. Sun is qualified to serve on our board of directors because of the perspective and experience he brings as Legacy Amprius’ Chief Executive Officer, his leadership experience in the energy industry and his strong scientific knowledge.
Controlled Company
Amprius Holdings controls a majority of the voting power represented by our capital stock. As a result, we are a “controlled company” within the meaning of the corporate governance rules of the NYSE. Under these corporate governance rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We currently do not rely on any of the foregoing exemptions provided to controlled companies.
Director Independence
Our common stock is listed on the NYSE. As a company listed on the NYSE, we are required under NYSE listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and NYSE listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. Dixon and Mirro, Drs. Chu and Hsieh and Ms. Bayless, representing five of our six directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE. Dr. Kang Sun is not considered an independent director because of his position as our President and Chief Executive Officer.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers.

Board Leadership Structure
Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for our company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors may serve as our lead independent director.
Our board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson, along with the rest of our independent directors, ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. The board believes that Mr. Dixon’s deep knowledge of our company and industry, as well as strong leadership and governance experience, enable Mr. Dixon to lead our board effectively and independently.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks our company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.
In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.
Our board of directors believes its current leadership structure supports the risk oversight function of the board.
Board Committees
Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
The current members of our audit committee are Kathleen Ann Bayless, Donald R. Dixon and Dr. Wen Hsieh. Ms. Bayless is the chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and also meets the financial literacy requirements of the listing standards of the NYSE. Our board of directors has determined that each of Ms. Bayless and Mr. Dixon is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:
•evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•reviewing our financial reporting processes and disclosure controls;
•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of our internal audit function;
•reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by our company;
•obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
•monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•establishing procedures for the receipt, retention and treatment of complaints received by our company regarding financial controls, accounting, auditing or other matters;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;
•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and
•reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at ir.amprius.com/corporate-governance/governance-documents. During 2022, our audit committee held one meeting.
Compensation Committee
The current members of our compensation committee are Dr. Wen Hsieh and Donald R. Dixon. Dr. Hsieh is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of the NYSE. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•reviewing and approving the compensation and other terms of employment of our executive officers;

•reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•making recommendations to our board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our board of directors;
•reviewing and making recommendations to our board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•administering our equity incentive plans, to the extent such authority is delegated by our board of directors;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for our executive officers;
•reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and
•reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with our board of directors.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at ir.amprius.com/corporate-governance/governance-documents. During 2022, our compensation committee held one meeting.
Nominating and Corporate Governance Committee
The current members of our nominating and corporate governance committee are Dr. Steven Chu and Justin Mirro. Dr. Steven Chu is the chairperson of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of the NYSE. Our nominating and corporate governance committee is responsible for, among other things:
•identifying, reviewing and making recommendations of candidates to serve on our board of directors;
•evaluating the performance of our board of directors, committees of our board of directors and individual directors and determining whether continued service on our board of directors is appropriate;
•evaluating nominations by stockholders of candidates for election to our board of directors;
•evaluating the current size, composition and organization of our board of directors and its committees and making recommendations to our board of directors for approvals;
•developing a set of corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;
•reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our board of directors current and emerging corporate governance trends; and
•reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to our board of directors, including undertaking an annual review of its own performance.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at ir.amprius.com/corporate-governance/governance-documents. During 2022, our nominating and corporate governance committee did not hold any meetings following its establishment in September 2022 in connection with the closing of the Business Combination.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2022, our board of directors and the board of directors of Legacy Amprius held in the aggregate seven meetings (including regularly scheduled and special meetings), and each of our directors, except for Dr. Steven Chu, attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he has been a director and (2) the total number of meetings held by all committees on which he served during the periods that he served.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a period basis.
Compensation Committee Interlocks and Insider Participation
During 2022, the members of our compensation committee were Messrs. Hsieh and Dixon. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.

Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Amprius Technologies, Inc., 1180 Page Avenue, Fremont, California 94538, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Stockholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidate(s) will be considered for nomination. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2024 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2024 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our directors, may do so by writing and sending the correspondence to our Chief Financial Officer by mail to our principal executive offices at Amprius Technologies, Inc., 1180 Page Avenue, Fremont, California 94538. Our Chief Financial Officer, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Financial Officer will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at ir.amprius.com/corporate-governance/governance-documents. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.
Director Compensation
Outside Director Compensation Policy
In 2022, the Legacy Amprius board of directors retained Compensia, a third-party compensation consultant, to provide the Legacy Amprius board of directors with an analysis of publicly available market data regarding practices and compensation levels at comparable companies and assistance in determining compensation to be provided to our company’s non-employee directors. Based on the discussions with and assistance from the compensation consultant, we have adopted an Outside Director Compensation Policy that provides for certain compensation to our non-employee directors.
Cash Compensation
The Outside Director Compensation Policy provides for the following cash compensation program for our non-employee directors:
•$40,000 per year for service as a non-employee director;
•$40,000 per year for service as non-executive chair of our board;
•$15,000 per year for service as a lead independent director of our board;
•$20,000 per year for service as chair of our audit committee;
•$10,000 per year for service as a member of our audit committee;
•$15,000 per year for service as chair of our compensation committee;
•$7,500 per year for service as a member of our compensation committee;
•$10,000 per year for service as chair of our nominating and corporate governance committee; and
•$5,000 per year for service as a member of our nominating and corporate governance committee.
Each non-employee director who serves as a committee chair of our board will receive the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee, provided that the non-employee director who serves as the non-employee chair of our board will receive the annual retainer fees for such role as well as the annual retainer fee for service as a non-employee director. These fees to our non-employee directors will be paid quarterly in arrears on a prorated basis. The above-listed fees for service as non-employee chair of our board or a chair or member of any committee are payable in addition to the non-employee director retainer. Under the Outside Director Compensation Policy, we also will reimburse its non-employee directors for reasonable travel expenses to attend meetings of our board and committees.
Equity Compensation
Initial Award
Pursuant to the Outside Director Compensation Policy, each person who first becomes a non-employee director on or after the effective date of such policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial equity award of restricted stock units covering shares of Common Stock (the “Initial Award”). The Initial Award will have a value on the date of grant equal to $300,000, with the number of shares subject to the Initial Award rounded to the nearest whole share. Each Initial Award will, vest in equal installments on each of the first 3 anniversaries of the date that a person first becomes a non-employee director, subject to continued service to our company through the date of vesting. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award
Each non-employee director will receive, on the first trading day after each annual meeting of our stockholders (an “Annual Meeting”) that occurs following the effective date of the Outside Director Compensation Policy, an annual equity award of restricted stock units covering shares of Common Stock (the “Annual Award”). The Annual Award will have an aggregate value on the date of grant equal to $170,000 (provided that if an individual began service as a non-employee director after the date of the Annual Meeting that occurred immediately prior to such Annual Meeting (or if there is no such prior Annual Meeting, then after the Closing Date), then the Annual Award granted to such non-employee director will be prorated based on the number of whole months that the individual served as a non-employee director prior to the Annual Award’s grant date during the 12-month period immediately preceding such Annual Meeting), with the number of shares subject to the Annual Award rounded to the nearest whole share. Each Annual Award will vest on the earlier of (a) the first anniversary of the date the Annual Award is granted, or (b) the day prior to the date of the Annual Meeting next following the date the Annual Award is granted, subject to continued service to our company through the applicable vesting date.
Other Award Terms
Each Initial Award and Annual Award will be granted under the Company’s 2022 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan.
Change in Control
In the event of a change in control, as defined in the Company’s 2022 Equity Incentive Plan, each non-employee director’s then outstanding equity awards covering shares of Common Stock will accelerate vesting in full, provided that he or she remains a non-employee director as of immediately before such change in control.
Director Compensation Limits
The Outside Director Compensation Policy provides that in any given fiscal year of our company, no outside director may be granted any equity awards (including equity awards under the Company’s 2022 Equity Incentive Plan) (the value of which will be based on their grant date fair value) and be provided any other compensation (such as any cash retainers and fees) that in the aggregate exceed $750,000. For the purposes of this maximum limit provision, the grant date fair values of awards granted under the Company’s 2022 Equity Incentive Plan will be determined according to GAAP. Any awards or other compensation provided to an individual for his or her services as an employee or a consultant (other than an outside director), or before the Closing Date, will not count toward this limit.
Director Compensation for Fiscal 2022
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2022. Directors who are also our employees receive no additional compensation for their service as directors. During 2022, Dr. Sun was an employee and executive officer of our company and therefore, did not receive compensation as a director. See “Executive Compensation” for additional information regarding Dr. Sun’s compensation.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Options ($)(2)(3)	Total ($)
Donald R. Dixon	31,549	417,849	449,398
Dr. Wen Hsieh	19,076	417,849	436,925
Dr. Steven Chu	14,674	417,849	432,523
Justin Mirro	13,207	—	13,207
___________________________
(1)Ms. Bayless joined our board of directors after December 31, 2022 and is intentionally omitted from this table.
(2)The amounts reported represent the aggregate grant-date fair value of the stock options awarded to the directors in fiscal 2022, calculated in accordance ASC 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in determining the grant date fair value of the stock options reported are set forth in Notes 2 and 9 to our audited financial statements included in our Annual Report on the Form 10-K filed with the SEC on March 30, 2023.

(3)The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2022:

Name	Aggregate Number of Shares Underlying Outstanding Options
Donald R. Dixon	270,251
Dr. Wen Hsieh	270,251
Dr. Steven Chu	270,251
Justin Mirro	—

PROPOSAL NO. 1:
ELECTION OF CLASS I DIRECTORS
Our board of directors currently consists of six directors and is divided into three classes with staggered three-year terms. At the annual meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, each of Dr. Wen Hsieh and Kathleen Ann Bayless as nominees for election as a Class I director at the annual meeting. If elected, each of Dr. Hsieh and Ms. Bayless will serve as a Class I director until the 2026 annual meeting of stockholders and until a successor is elected and qualified or until the earlier of death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Each of Dr. Hsieh and Ms. Bayless has agreed to serve as a director if elected, and management has no reason to believe that he or she will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed BDO USA, LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2023. BDO USA, LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2022.
At the annual meeting, we are asking our stockholders to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our audit committee is submitting the appointment of BDO USA, LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of BDO USA, LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of BDO USA, LLP, then our audit committee may reconsider the appointment. One or more representatives of BDO USA, LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Change in Certifying Accountant
As previously reported on our Current Report on Form 8-K, dated September 14, 2022 (the “Form 8-K”), following the adoption of a unanimous written consent of our audit committee, our audit committee approved the engagement of BDO USA, LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2022. Accordingly, on September 14, 2022, Marcum LLP, our independent registered public accounting firm prior to the Business Combination, and SingerLewak LLP, Legacy Amprius’ independent registered public accounting firm prior to the Business Combination, were dismissed and notified that they will not be engaged to audit our consolidated financial statements for the fiscal year ended December 31, 2022.
Disclosures regarding Marcum LLP
Marcum LLP’s report on the Company’s financial statements as of December 31, 2021 and for the period from March 19, 2021 (i.e., the Company’s inception) through December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles, except that such report on the Company’s financial statements contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern. During the period from March 19, 2021 to December 31, 2021 and the subsequent interim period through September 14, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum LLP, would have caused Marcum LLP to make reference thereto in its report on the Company’s pre-merger financial statements for such periods. During the period from March 19, 2021 to December 31, 2021 and the subsequent interim period through September 14, 2022, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).
During the period from March 19, 2021 until Marcum LLP’s dismissal, neither the Company nor anyone on its behalf consulted BDO USA, LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that BDO USA, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
The Company provided Marcum with a copy of the Form 8-K and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agreed with the statements made by the Company in the Form 8-K. A copy of Marcum’s letter, dated September 16, 2022, was filed as Exhibit 16.1 to the Form 8-K, and such letter is incorporated by reference herein.

Disclosures Regarding SingerLewak
The report of SingerLewak LLP on Legacy Amprius’ financial statements as of December 31, 2021 and 2020 and for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles.
During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through September 14, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with SingerLewak LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of SingerLewak LLP, would have caused SingerLewak LLP to make reference thereto in its report on Legacy Amprius’ financial statements for such periods. During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through September 14, 2022, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except that SingerLewak LLP advised Legacy Amprius of material weaknesses in its internal control over financial reporting related to (i) designing and maintaining an effective control environment specific to the areas of its financial reporting and close process, including ineffective review, analysis and approval of journal entries and ineffective review of monthly financial statements and (ii) inadequate segregation of incompatible duties due to the small size of its accounting and finance team, which resulted in misstatements that were corrected prior to the completion and issuance of its audited financial statements.
The Company provided SingerLewak with a copy of the Form 8-K and requested that SingerLewak furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in the Form 8-K. A copy of SingerLewak’s letter, dated September 16, 2022, was filed as Exhibit 16.2 to the Form 8-K, and such letter is incorporated by reference herein.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by BDO USA, LLP and SingerLewak LLP for our fiscal years ended December 31, 2022 and 2021.

	2022		2021(1)
Audit Fees(2)	$1,592,590	(3)	$372,330
Audit-Related Fees(4)	—		3,095
Total Fees	$1,592,590		$375,425
___________________________
(1)There were no fees billed by BDO USA, LLP for professional services rendered for our fiscal year ended December 31, 2021.
(2)“Audit Fees” consisted of fees for professional services rendered in connection with the audit of our consolidated financial statements, review of our unaudited quarterly condensed consolidated financial statements, and consents issued in connection with registration statements.
(3)The amounts of Audit Fees for services rendered to us by BDO USA, LLP and SingerLewak LLP for our fiscal year ended December 31, 2022 are $1,318,595 and $273,995, respectively.
(4)“Audit-Related Fees” for our fiscal year ended December 31, 2021 consisted of fees for consultations in connection with a spin-off transaction related to our affiliated companies.
Auditor Independence
In 2022, there were no other professional services provided by BDO USA, LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of BDO USA, LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Effective upon the consummation of the Business Combination, our audit committee established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by BDO USA, LLP for our fiscal years ended December 31, 2022 were pre-approved by our audit committee.

Vote Required
The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and BDO USA, LLP;
•discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence.
Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Amprius’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Donald R. Dixon
Wen Hsieh
Justin Mirro
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Amprius under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Amprius specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of April 25, 2023.

Name	Age	Position
Dr. Kang Sun	68	President, Chief Executive Officer and Class III Director
Sandra Wallach	58	Chief Financial Officer
Jonathan Bornstein	65	President of Amprius Lab
Dr. C. Ionel Stefan	50	Chief Technology Officer
For the biography of Dr. Kang Sun, please see “Board of Directors and Corporate Governance—Continuing Directors.”
Sandra Wallach has served as our Chief Financial Officer since September 2022 and as Legacy Amprius’ Chief Financial Officer since August 2021. Prior to joining Legacy Amprius, Ms. Wallach served as the Chief Financial Officer of Identiv, Inc., a publicly held authentication and security solutions company from February 2017 to August 2021. Prior to that, she served as Vice President of Finance for MiaSole, a thin film solar technology company, from June 2013 to February 2017. Ms. Wallach has also previously served as Chief Financial Officer of UBM Tech, a wholly owned subsidiary of UBM LLC, and Vice President of Finance at Juniper Networks, Inc., and has held different financial management positions with Intuit. Prior to Intuit, Ms. Wallach served as Chief Financial Officer of General Electric’s (GE) Industrial Systems, Drives & Controls division. Ms. Wallach holds a B.A. degree in Economics and Public Policy from the University of California at Berkeley.
Jonathan Bornstein has served as our President of Amprius Lab since March 2023, as our Chief Operating Officer from September 2022 to March 2023 and as Legacy Amprius’ Chief Operating Officer since February 2015. Mr. Bornstein previously served as Amprius Holdings’ Senior Director of Engineering from March 2013 to February 2015. Prior to joining Amprius Holdings, Mr. Bornstein served as Senior Director of Technology Development and Integration at Ampulse Corporation, where he led the development of a photovoltaic cell on flexible metal foil substrate. Mr. Bornstein has also previously served as a Manager of Process Integration and Development at Intel Corporation and Director of Engineering Operations at Brion Technologies. Mr. Bornstein holds a M.S. degree in Materials Science from Stanford University and a B.S. degree in Chemistry from Antioch College.
Dr. C. Ionel Stefan has served as our Chief Technology Officer since September 2022 and as Legacy Amprius’ Chief Technology Officer since August 2015. Dr. Stefan is a recognized expert in electrochemistry and energy storage and leads Amprius’ scientific research and development activities for advancing lithium ion cell performance. Prior to that, Dr. Stefan served in roles of increasing responsibility related to battery science and development at Amprius Holdings since 2009. Prior to joining Amprius Holdings, Dr. Stefan was a Scientist Electrochemist at Nanosys Inc. Dr. Stefan holds a Ph.D. in Chemistry from Case Western Reserve University, a M.S. degree in Electrochemistry and Analytical Chemistry from Babes-Bolyai University, and a B.S. degree in Chemistry from Babes-Bolyai University.

EXECUTIVE COMPENSATION
To achieve our goals, we have designed our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.
We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our stockholders. Our current compensation programs consist primarily of salary, bonuses and equity awards. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.
As an emerging growth company and smaller reporting company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and our two other most highly compensated executive officers. We have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards at Fiscal 2022 Year-End table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.
Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2022, were:
•Dr. Kang Sun, our President, Chief Executive Officer and director
•Sandra Wallach, our Chief Financial Officer
•Jonathan Bornstein, our President of Amprius Lab
Summary Compensation Table for Fiscal 2022
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2022 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)		Option Awards ($) (2)		All Other Compensation ($)	Total ($)
Kang Sun	2022	343,902	(3)	370,875	(4)	1,997,274		127	2,712,178
President, Chief Executive Officer	2021	90,254	(5)	40,000	(5)	4,199,272	(6)	—	4,329,526
Sandra Wallach	2022	299,998		255,756	(7)	232,466		600	788,820
Chief Financial Officer	2021	117,126		35,507		1,283,082		—	1,435,715
Jonathan Bornstein	2022	299,998		184,946		871,732		600	1,357,276
President of Amprius Lab
___________________________
(1)For the year ended December 31, 2021, represents annual bonuses earned during 2021 and paid in 2022. For the year ended December 31, 2022, represents annual bonuses earned during 2022 and paid in 2023.
(2)The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions.
(3)Prior to May 2022, represents the portion of base salary allocated to Legacy Amprius by Amprius Holdings. With respect to January 2022, Legacy Amprius was allocated 25% of Dr. Sun’s salary paid by Amprius Holdings for such period. The amount allocated to Amprius Holdings for such period was $21,096. From February 2022 to May 2022, Legacy Amprius was allocated 100%. From May 2022 through the Closing Date, Dr. Sun’s entire salary and bonus was paid directly by Legacy Amprius.
(4)Excludes the cash bonus payment of approximately $2.31 million made by Amprius Holdings to Dr. Sun in October 2022. The payment of such cash bonus by Amprius Holdings had no effect on our cash or operating results.
(5)Represents the portion of base salary and bonus allocated to Legacy Amprius by Amprius Holdings. Dr. Sun provided services to both Legacy Amprius and Amprius Holdings. For the year ended December 31, 2021, Dr. Sun’s salary and bonus were paid by Amprius Holdings and the portion allocated to Legacy Amprius was 25%. For the year ended December 31, 2021, the portion of Dr. Sun’s salary and bonus allocated to Amprius Holdings was $270,762 and $120,000, respectively.
(6)Includes 25% of the grant-date fair value of 2,687,350 options to purchase Amprius Holdings common stock that was allocated to Legacy Amprius.
(7)Represents a cash bonus of $100,000 received on September 16, 2022 in connection with the closing of the Business Combination and a 2022 annual bonus of $155,756.

Narrative Disclosure to Summary Compensation Table
Confirmatory Employment Letters with Amprius’ Named Executive Officers
In connection with the Business Combination, we entered into confirmatory employment letters with each of our named executive officers to confirm the current terms of their employment, as outlined below.
Dr. Kang Sun
In September 2022, we entered into a confirmatory employment letter with Dr. Sun (the “Sun Confirmatory Employment Letter”). The Sun Confirmatory Employment Letter has no specific term and provides for an annual base salary, eligibility to receive an annual target bonus, and eligibility to participate in employee benefit plans maintained from time to time by our company. The Sun Confirmatory Employment Letter supersedes all existing agreements and understandings that Dr. Sun may have entered into concerning his employment relationship with Legacy Amprius. Dr. Sun’s current annual base salary is $624,000 and he is eligible for a target annual cash bonus opportunity of 100% of his base salary.
Sandra Wallach
In September 2022, we entered into a confirmatory employment letter with Ms. Wallach (the “Wallach Confirmatory Employment Letter”). The Wallach Confirmatory Employment Letter has no specific term and provides for an annual base salary, eligibility to receive an annual target bonus, and eligibility to participate in employee benefit plans maintained from time to time by our company. The Wallach Confirmatory Employment Letter supersedes all existing agreements and understandings that Ms. Wallach may have entered into concerning her employment relationship with Legacy Amprius. Ms. Wallach’s current annual base salary is $373,000 and she is eligible for a target annual cash bonus opportunity of 65% of her annual base salary.
Jonathan Bornstein
In September 2022, we entered into an amended and restated confirmatory employment letter with Mr. Bornstein (the “Bornstein Confirmatory Employment Letter”). The Bornstein Confirmatory Employment Letter has no specific term and provides for an annual base salary, eligibility to receive an annual target bonus, and eligibility to participate in employee benefit plans maintained from time to time by the Company. The Bornstein Confirmatory Employment Letter supersedes all existing agreements and understandings that Mr. Bornstein may have entered into concerning his employment relationship with Legacy Amprius. Mr. Bornstein’s current annual base salary is $391,000 and he is eligible for a target annual cash bonus opportunity of 83% of his annual base salary.
Annual Bonuses
For the year ended December 31, 2022, the annual bonuses for each named executive officer was determined based on the amount of the bonus the executive officer would have received for the year ended December 31, 2022 if the named executive officer’s current annual base salary and target annual bonus disclosed above had become effective on September 16, 2022, plus an amount equal to the base salary the executive officer would have received for the period beginning on September 16, 2022, and ending on December 31, 2022, if the executive officer’s current annual base salary disclosed above had become effective on September 16, 2022.
Annual bonuses are determined by our board of directors following recommendation by the compensation committee based on the performance of the Company and the named executive officer in accordance with the Company’s Executive Incentive Compensation Plan. The performance goals for executive officers’ annual bonus opportunities for the year ended December 31, 2023 will be developed and approved by the Company’s compensation committee unless our board of directors determines otherwise.
Potential Payments upon Termination or Change in Control
Pursuant to the Sun Confirmatory Employment Letter, if the Company or any successor corporation terminates Dr. Sun’s employment other than for cause (as defined in the Sun Confirmatory Employment Letter), death or disability or Dr. Sun terminates his employment with the Company or any successor corporation for good reason (as defined in the Sun Confirmatory Employment Letter), Dr. Sun will be eligible to receive, subject to executing a release of claims, the following severance benefits: (i) continuing payments of severance pay at a rate equal to his base salary, as then in effect, for a period of six months following the date of such termination, and (ii) the unvested portion of his outstanding stock options to the Company stock that would normally vest over the following six months from the date of termination will immediately vest before such termination and become exercisable, provided that if such termination occurs upon or within six months following the closing of a change in control (as defined in the Company’s 2022 Equity Incentive Plan), then 100% of his outstanding stock options will immediately vest and become exercisable.
Pursuant to the Wallach Confirmatory Employment Letter, if the Company or any successor corporation terminates Ms. Wallach’s employment other than for cause (as defined in the Wallach Confirmatory Employment Letter), death or disability or Ms. Wallach terminates her employment with the Company or any successor corporation for good reason (as defined in the Wallach Confirmatory Employment Letter), Ms. Wallach will be eligible to receive, subject to executing a release of claims, continuing payments of severance pay at a rate equal to her base salary, as then in effect, for a period of three months following the date of such termination.
Pursuant to the Bornstein Confirmatory Employment Letter, if the Company or any successor corporation terminates Mr. Bornstein’s employment other than for cause (as defined in the Bornstein Confirmatory Employment Letter), death or disability or Mr. Bornstein terminates his employment with the Company or any successor corporation for good reason (as defined in the Bornstein Confirmatory Employment Letter), Mr. Bornstein will be eligible to receive, subject to executing a release of claims, continuing payments of severance pay at a rate equal to his base salary, as then in effect, for a period of three months following the date of such termination.
Executive Incentive Compensation Plan
Our board of directors has approved the Executive Incentive Compensation Plan (the “Incentive Compensation Plan”), which allows the Company to grant incentive awards, generally payable in cash, to employees selected by the administrator of the Incentive Compensation Plan.
Under the Incentive Compensation Plan, the administrator determines the performance goals applicable to any award. As determined by the administrator, the performance goals may be based on generally accepted accounting principles, or GAAP, or non-GAAP results and any actual results may be adjusted by the administrator for one-time items or unbudgeted or unexpected items and/or payments of actual awards under the Incentive Compensation Plan when determining whether the performance goals have been met. The goals may be on the basis of any factors the administrator determines relevant, such as on an individual, divisional, portfolio, project, business unit, segment or company-wide basis. Any criteria used may be measured on such basis as the administrator determines. The performance goals may differ from participant to participant and from award to award. The administrator also may determine that a target award or a portion thereof will not have a performance goal associated with it but instead will be granted (if at all) in the compensation committee’s sole discretion.
The Incentive Compensation Plan is administered by our board of directors or a committee appointed by our board of directors. Until our board of directors determines otherwise, our compensation committee will administer the Incentive Compensation Plan. The administrator of the Incentive Compensation Plan may, in its sole discretion and at any time before payment of an award, increase, reduce or eliminate a participant’s actual award and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Actual awards generally will be paid in cash (or its equivalent) only after they are earned and approved. Unless otherwise determined by the administrator, to earn an actual award a participant must be employed by our company through the date the actual award is paid. The administrator will have the right to settle an actual award with a grant of an equity award, which may have such terms and conditions (including vesting) as the administrator determines. Payment of awards occurs after they are earned, but no later than the dates set forth in the Incentive Compensation Plan.
All awards under the Incentive Compensation Plan will be subject to reduction, cancellation, forfeiture or recoupment in accordance with any clawback policy that our company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the securities of our company are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. In addition, the administrator may impose such other clawback, recovery or recoupment provisions with respect to an award under the Incentive Compensation Plan as it determines necessary or appropriate, such as a reacquisition right in respect of previously acquired cash, stock or other property provided with respect to an award. Recovery of compensation under a clawback policy generally will not give the participant the right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with our company. Additionally, the administrator may specify when providing for an award under the Incentive Compensation Plan that the participant’s rights, payments and benefits with respect to the award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of the award. In the event of an accounting restatement, the recipient of an award will be required to repay a portion of the proceeds received with respect to an award earned or accrued under certain circumstances.
The administrator will have the authority to amend, suspend or terminate the Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.
Retirement Benefits
The Company maintains a 401(k) retirement savings plan for the benefit of employees of our company and its participating affiliates who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code of 1986 (the “Code”), on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan authorizes discretionary employer matching and/or non-elective contributions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
Outstanding Equity Awards at Fiscal 2022 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date
Dr. Kang Sun	03/16/2017	727,950	—	0.05	03/15/2024
Dr. Kang Sun(2)	06/17/2021	545,963	909,937	1.78	06/16/2031
Dr. Kang Sun(3)	04/13/2022	166,822	561,128	2.61	04/12/2032
Dr. Kang Sun(4)	04/13/2022	—	545,962	2.61	04/12/2032
Sandra Wallach(5)	08/23/2021	206,254	376,106	1.78	08/22/2031
Sandra Wallach(6)	04/13/2022	—	145,589	2.61	04/12/2032
Jonathan Bornstein	03/16/2017	2,183,851	—	0.05	03/15/2024
Jonathan Bornstein(7)	04/13/2022	—	545,962	2.61	04/12/2032
___________________________
(1)This column represents the fair market value of a share of common stock on the date of the grant, as determined by our board of directors.
(2)1/48th of the shares subject to the option began vesting monthly on June 17, 2021, subject to the holder’s continuous service through each vesting date.
(3)1/48th of the shares began vesting monthly on February 1, 2022, subject to the holder’s continuous service through each vesting date.
(4)1/48th of the shares began vesting monthly on February 1, 2023, subject to the holder’s continuous service through each vesting date.
(5)1/4th of the shares subject to the option vested on July 26, 2022, and 1/36th vests monthly thereafter, subject to the holder’s continuous service through each vesting date.
(6)1/48th of the shares began vesting monthly on February 1, 2023, subject to the holder’s continuous service through each vesting date.
(7)1/48th of the shares began vesting monthly on February 1, 2023, subject to the holder’s continuous service through each vesting date.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2022.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	185,000	(2)	—	(3)	10,712,507
Equity compensation plans not approved by security holders(4)	—		—		—
Total	185,000		—		10,712,507
___________________________
(1)Equity compensation plans approved by our stockholders include our 2022 Equity Incentive Plan and 2022 Employee Stock Purchase Plan.
(2)Consists of 185,000 restricted stock units that were outstanding as of December 31, 2022 that were issued under our 2022 Equity Incentive Plan.
(3)Restricted stock units, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(4)The Amprius Technologies, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) was adopted by Legacy Amprius prior to the Business Combination, and no additional awards will be granted pursuant to the 2016 Plan. However, we assumed certain equity awards granted pursuant to the 2016 Plan in connection with the Business Combination. As of December 31, 2022, the number of securities to be issued upon exercise of outstanding equity awards pursuant to the 2016 Plan was 14,073,874, and the weighted- average exercise price of the outstanding options was $1.35.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of April 25, 2023 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 84,971,565 shares of our common stock outstanding as of April 25, 2023. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 25, 2023 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 25, 2023, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Amprius Technologies, Inc., 1180 Page Avenue, Fremont, California 94538.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Amprius, Inc.(1)	65,515,552	77.1%
Kensington Capital Partners, LLC(2)	7,419,142	8.3%
Named Executive Officers and Directors:
Dr. Kang Sun(3)	1,770,587	2.0%
Sandra Wallach(3)	282,084	*
Jonathan Bornstein(3)	2,240,721	2.6%
Donald R. Dixon(4)	295,713	*
Kathleen Ann Bayless	—	—
Dr. Steven Chu(5)	100,713	*
Dr. Wen Hsieh(3)	95,713	*
Justin Mirro(6)	8,619,142	9.6%
All directors and executive officers as a group (8 persons)	14,264,355	14.9%
___________________________
*Represents less than 1%.
(1)Certain directors and executive officers of the Company own Amprius Holdings securities or options to purchase Amprius Holdings securities, and certain directors of Amprius are also directors of Amprius Holdings, but none of our directors or executive officers are deemed to have or share beneficial ownership with respect to any shares of common stock owned by Amprius Holdings.
(2)Consists of (i) 2,608,142 shares of common stock, (ii) 4,700,000 shares of common stock issuable upon the exercise of private warrants and (iii) 111,000 shares of common stock issuable upon the exercise of the PIPE Warrants. Mr. Mirro, a director of the Company, is the managing member of Kensington Capital Partners, LLC.
(3)Consists of shares of common stock underlying options that are exercisable within 60 days of April 25, 2023.
(4)Consists of (i) 95,713 shares of common stock underlying options that are exercisable within 60 days of April 25, 2023, (ii) 100,000 shares of common stock purchased in the PIPE held by The Dixon Revocable Trust, of which Mr. Dixon is co-trustee, and (iii) 100,000 shares of common stock issuable upon the exercise of the PIPE Warrants held by The Dixon Revocable Trust.
(5)Consists of (i) 95,713 shares of common stock underlying options that are exercisable within 60 days of April 25, 2023, (ii) 2,500 shares of common stock purchased in the PIPE and (iii) 2,500 shares of common stock issuable upon the exercise of PIPE Warrants.
(6)Consists of (i) 1,000,000 shares of common stock held by Mr. Mirro as trustee of the Justin E. Mirro Qualified Annuity Trust dated 6/27/20, (ii) 200,000 shares of common stock issuable upon exercise of private warrants held by Mr. Mirro, (iii) 2,608,142 shares of common stock held by Kensington Capital Partners, LLC, (iv) 4,700,000 shares of common stock issuable upon the exercise of private warrants held by Kensington Capital Partners, LLC and (v) 111,000 shares of common stock issuable upon the exercise of the PIPE Warrants held by Kensington Capital Partners, LLC. Mr. Mirro is the managing member of Kensington Capital Partners, LLC.

RELATED PERSON TRANSACTIONS
The following is a description of each transaction since January 1, 2021, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Sponsor Support Agreement
Concurrently with the Business Combination, the Company, Legacy Amprius and Kensington Capital Sponsor IV LLC (the “Sponsor”) entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor reaffirmed its obligations in existing arrangements to vote in favor of each of the proposals to be voted upon at the extraordinary general meeting of the Company’s shareholders held on September 13, 2022 (the “Special Meeting”), including approval of the Business Combination, and agreed to be bound by the terms of the lock-up restrictions in our Bylaws.
Business Combination Registration Rights Agreement
On the Closing Date, the Company, Amprius Holdings and the Sponsor entered into a registration rights agreement (the “Business Combination Registration Rights Agreement”). Pursuant to the terms of the Business Combination Registration Rights Agreement, we are obligated to file a registration statement to register the resale of certain Company securities held by the parties to the Business Combination Registration Rights Agreement. In addition, pursuant to the terms of the Business Combination Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the parties to the Business Combination Registration Rights Agreement may demand at any time or from time to time, that we file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the Company securities held by such holders. The Business Combination Registration Rights Agreement also provides the holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.
PIPE Financing
On the Closing Date, certain former directors and officers of the Company and persons who currently serve on the Company’s board of directors, or their respective affiliates, purchased from the Company an aggregate of 2,052,500 units at a price of $10.00 per unit (such transaction, the “PIPE”). Each PIPE unit consisted of (i) one share of common stock and (ii) one warrant (each, a “PIPE Warrant”) to purchase one share of common stock at an exercise price of $12.50 per share. The PIPE Warrants are substantially identical to our public warrants, except that the exercise price of each PIPE Warrant is $12.50 per share (instead of $11.50 per share, which is the exercise price for the public warrants), and the average sales price of the common stock will need to exceed $20.00 per share (instead of $18.00 per share for the public warrants) for the Company to be able to redeem the PIPE Warrants. The PIPE Warrants are not, and will not be, listed on any securities exchange.
Working Capital Warrants
In connection with the closing of the Business Combination, the Sponsor elected to convert $200,000 in working capital loans made to the Company into 400,000 private warrants to purchase shares of Common Stock at a price of $0.50 per warrant. On the Closing Date, such private warrants were issued equally to Justin Mirro, Kensington’s Chief Executive Officer and Chairman prior to the Business Combination and a member of the Company’s board of directors, and Daniel Huber, Kensington’s Chief Financial Officer prior to the Business Combination, who had each advanced one-half of such amount to the Sponsor in order for the loan to be made.

Possible Consolidation with Amprius Holdings
We believe that Amprius Holdings will evaluate its options to facilitate Amprius Holdings’ stockholders holding our common stock directly rather than holding it indirectly through Amprius Holdings. Among the options that we believe that Amprius Holdings is considering is a possible transaction whereby Amprius Holdings would be acquired by or merge with a wholly owned subsidiary of the Company, whereby Amprius Holdings’ stockholders would receive shares of Common Stock in exchange for their interests in Amprius Holdings. The terms of any such transaction would be subject to negotiation and approval by our board of directors.
Pre-Business Combination Related Party Transactions
Legacy Amprius was a majority owned subsidiary of Amprius Holdings, which owned approximately 99.6% of the outstanding Legacy Amprius common stock prior to the Business Combination. Amprius Holdings was formed in 2008 to pursue silicon nanowire anode technology conceived at Stanford. In 2015, Amprius Holdings formed Legacy Amprius to be the entity that focused on development of the silicon nanowire anode. Since its inception, Legacy Amprius’ operating resources such as cash, equipment, facilities, personnel and management had been provided by Amprius Holdings. Certain directors and executive officers of the Company own Amprius Holdings securities or options to purchase Amprius Holdings securities, and all directors of Legacy Amprius prior to the Business Combination are also directors of Amprius Holdings and members of our board of directors.
At various times Amprius Holdings also formed and invested in subsidiaries to pursue battery-related businesses in China. Because the nature of the different businesses varied widely, ownership of each of these entities was transferred to the Amprius Holdings stockholders in early 2022 so that each could pursue its business separately. One of the former subsidiaries holds a majority interest in Apex, a manufacturing joint venture in Wuxi, China that manufactures conventional batteries for the China market. Another builds battery packs for maritime and other markets. A third, Berzelius, is developing powders for silicon composite anodes. Following the spin-offs, Dr. Sun, our Chief Executive Officer and a member of our board of directors, has continued to serve on the boards of each of these entities and their respective holding companies. The Company’s silicon anode technology has not been shared with the former subsidiaries, and by February 2023, all intellectual property related to such technology was assigned to the Company.
Intercompany Services Agreement
On February 27, 2017, Legacy Amprius entered into the Intercompany Services Agreement with Amprius Holdings, pursuant to which Amprius Holdings agreed to provide certain services to Legacy Amprius, including financial and external reporting services, tax and general accounting services, engineering services, legal and patent-related services, services related to business development, information technology and human resources and other administrative services. The cost attributable to Legacy Amprius was calculated using a percentage allocation of total cost incurred. For the one month ended January 31, 2022 and the year ended December 31, 2021, the fee for Amprius Holdings’ services pursuant to the Intercompany Services Agreement was 25% of total costs incurred by Amprius Holdings in connection with the services provided under the agreement. From February 2022, the fee for Amprius Holdings’ services pursuant to the Intercompany Services Agreement was 100% of total costs incurred by Amprius Holdings in connection with the services provided under the agreement. The Intercompany Services Agreement terminated in connection with the closing of the Business Combination. Service costs allocated to Legacy Amprius under the Intercompany Services Agreement, including costs related to stock-based compensation, were approximately $0.7 and $1.4 million for the years ended December 31, 2022 and 2021, respectively. The service costs allocated to Legacy Amprius were accounted for as capital contributions by Amprius Holdings to Legacy Amprius.
Capital Contributions
For the year ended December 31, 2021, Amprius Holdings made contributions to Legacy Amprius of approximately $20.2 million, in addition to the amounts allocated under the Intercompany Services Agreement, to support Legacy Amprius’ operations.
Assignment of Lease
On May 1, 2022, Legacy Amprius and Amprius Holdings entered into the Assignment and Assumption of Lease, pursuant to which Amprius Holdings assigned to Legacy Amprius all its rights, title and interest under the lease agreement for the Company’s headquarters in Fremont, California, and Legacy Amprius assumed all obligations as a lessee under the lease agreement. Under the terms of the lease agreement, rent is payable in monthly installments on the first day of every calendar month. In January 2023, we amended this lease to include the lease of additional space within the same building and extend the lease term to expire in June 2027, with an option to extend for an additional five-year term. The total future lease payments after amending this lease was approximately $11.7 million, of which a total of $1.0 million is payable in 2023.
Transactions with Affiliate Subsidiaries
Legacy Amprius purchased, and the Company has and may continue to purchase, raw materials, development materials and finished batteries from Berzelius and Apex. For the period from January 1, 2023 through March 31, 2023 and the years ended December 31, 2022 and 2021, aggregate purchases from Berzelius and Apex totaled approximately $0.3 million, $0.1 million and $0.3 million, respectively. There is no commitment on either party to continue such sales.
Tax Sharing Agreement
Concurrently with the execution of the Business Combination Agreement, Legacy Amprius and Amprius Holdings entered into a Tax Sharing Agreement. The Tax Sharing Agreement generally provides that, with respect to any U.S. federal consolidated group of which Amprius Holdings and Legacy Amprius were members, Amprius Holdings will be responsible for and will indemnify the Company for the tax liability of such group. In addition, Amprius Holdings will be responsible for and will indemnify the Company for taxes of any consolidated, combined or unitary tax return for state tax purposes for a group that included Amprius Holdings and Legacy Amprius. The Tax Sharing Agreement also provides that Amprius Holdings will generally control any tax returns and any tax audits or other proceedings for the taxes addressed by the Tax Sharing Agreement.
Stockholder Support Agreement
Concurrently with the execution of the Business Combination Agreement, the Company and Amprius Holdings entered into the Stockholder Support Agreement pursuant to which, among other things, Amprius Holdings agreed to vote all of its shares of Legacy Amprius common stock in favor of the approval and adoption of the Business Combination within 24 hours after the Company’s Registration Statement on Form S-4 filed in connection with the Special Meeting was declared effective by the SEC. Additionally, Amprius Holdings agreed not to (a) transfer any of its shares of Legacy Amprius common stock (or enter into any arrangement with respect thereto) or (b) enter into any voting arrangement that was inconsistent with the Stockholder Support Agreement. The Stockholder Support Agreement terminated in accordance with its terms upon the consummation of the Business Combination.
Related Party Transactions with Sponsor
On March 31, 2021, the Sponsor purchased 7,475,000 Class B ordinary shares for an aggregate purchase price of $25,000. On November 30, 2021, the Company effected a share issue of 2,382,142 shares with respect to the Class B ordinary shares, resulting in the Sponsor holding an aggregate of 9,857,142 Class B ordinary shares. Prior to the initial investment of $25,000 by the Sponsor, the Company had no assets, tangible or intangible. The number of Class B ordinary shares issued was determined based on the expectation that such Class B ordinary shares held by the Sponsor would represent 20% of the outstanding shares upon consummation of the Company’s initial public offering (the “IPO”). The Sponsor’s Class B ordinary shares (including the Class A ordinary shares issuable upon exercise thereof) could not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. In connection with the Business Combination, each Class B ordinary share was converted into one share of common stock.
The Sponsor purchased an aggregate of 16,000,000 private warrants for a purchase price of $0.50 per Private Warrant simultaneously with the consummation of the IPO. As such, the Sponsor’s interest in the IPO was valued at $8,000,000. Each Private Warrant entitled the holder to purchase one Class A ordinary share at $11.50 per share, subject to adjustment as provided herein. The private warrants (including the warrants issued upon conversion of working capital loans and the Class A ordinary shares issuable upon exercise of such warrants) could not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. There are no redemption rights or liquidating distributions with respect to the Class B ordinary shares or private warrants. In connection with the Business Combination, the private warrants were converted into warrants to purchase one share of common stock at $11.50 per share.
Other than the payment to an affiliate of Daniel Huber, Kensington’s Chief Financial Officer prior to the Business Combination, of service and administrative fees of $20,000 per month for 18 months (upon completion of the Business Combination, any portion of the amounts due that were not yet paid were accelerated), no compensation of any kind, including finder’s and consulting fees, were paid by the Company to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of the Business Combination. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on the Company’s behalf.
The Sponsor purchased an aggregate of $32,675,000 of units, consisting of one Class A ordinary share, one Class 1 warrant and one Class 2 warrant (the “ Original Units”) in the IPO, or approximately 16.3% of the Original Units offered in the IPO.
On March 24, 2021 the Sponsor agreed to loan the Company up to $300,000 to cover the expenses related to the IPO pursuant to a promissory note. This loan was non-interest bearing and payable upon the completion of the IPO; provided that amounts due under the promissory note were, at the option of the Sponsor, convertible into working capital loans. The Company borrowed $200,000 under the promissory note, and the Sponsor elected to convert the promissory note into a working capital loan on March 4, 2022. Prior to the Business Combination, the Sponsor had made working capital loans of $200,000. Such working capital loans could be repaid out of the proceeds of the trust account holding a portion of the proceeds of the IPO and the concurrent sale of the private warrants, or converted into warrants of the post-Business Combination entity at a price of $0.50 per warrant, such warrants to be identical to the private warrants. At the closing of the Business Combination, the working capital loan was converted into 400,000 private warrants, as described above.
Letter Agreement
On March 1, 2022, the Sponsor and the Company’s officers and directors entered into a Letter Agreement with the Company, pursuant to which they agreed to waive their redemption rights with respect to any Sponsor Shares (as defined in the Letter Agreement) and any Public Shares (as defined in the Letter Agreement) held by them in connection with the completion of the Company’s initial business combination. Pursuant to the Letter Agreement, the Sponsor and the Company’s officers and directors agreed not to transfer any Class B ordinary shares until the earlier of (i) one year after the completion of the Business Combination and (ii) (x) if the last reported sale price of the common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction. Pursuant to the Letter Agreement, the Sponsor and the Company’s officer and directors also agreed not to transfer any private warrants until 30 days after the completion of the Business Combination. However, such restrictions were superseded by the agreement in the Sponsor Support Agreement to be bound by the terms of the lock-up restrictions in our Bylaws.
Indemnification Agreements
We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in the Certificate of Incorporation and the Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Related Party Transaction Policy
We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to the Company as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including common stock), including any of their immediate family members and affiliates.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of the board of directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risks, costs, and benefits to the Company;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
Our audit committee will approve only those transactions that it determines are fair to us and in the Company’s best interests. All of the transactions described above were entered into prior to the adoption of such policy.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2024 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2024 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 29, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Amprius Technologies, Inc.
Attention: Corporate Secretary
1180 Page Avenue
Fremont, California 94538
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2024 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., local time, on February 9, 2024, and
•no later than 5:00 p.m., local time, on March 10, 2024.
In the event that we hold our 2024 annual meeting more than 25 days before or more than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., local time, on the 120th day prior to the day of our 2024 annual meeting, and
•no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
If a stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees, then we must receive notice providing the information required by Rule 14a-19 of the Exchange Act, postmarked no later than April 9, 2024. However, if the date of next year’s annual meeting is more than 30 days before or more than 30 days after June 8, 2024, then we must receive your notice by the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
You are also advised to review our amended and restated bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

2022 Annual Report
Our financial statements for our fiscal year ended December 31, 2022 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at ir.amprius.com/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Amprius Technologies, Inc., 1180 Page Avenue, Fremont, California 94538, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Fremont, California
April 27, 2023

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V06210-P86309 For Against Abstain ! !! AMPRIUS TECHNOLOGIES, INC. AMPRIUS TECHNOLOGIES, INC. 1180 PAGE AVE FREMONT, CA 94538 01) Dr. Wen Hsieh 02) Kathleen Ann Bayless Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Class I Directors The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AMPX2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V06211-P86309 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. AMPRIUS TECHNOLOGIES, INC. Annual Meeting of Stockholders June 8, 2023 10:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dr. Kang Sun and Sandra Wallach, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMPRIUS TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/AMPX2023 on June 8, 2023 at 10:00 a.m., Pacific Time, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side